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Exhibit 23

Independent Auditors' Consent

The Board of Directors
Hispanic Broadcasting Corporation:

        We consent to incorporation by reference in the registration statements on Form S-3 (No. 333-42171) and Form S-8 (Nos. 333-43483 and 333-43495) of Hispanic Broadcasting Corporation of our report dated February 23, 2003, except for Note 2 which is as of March 17, 2002, relating to the consolidated balance sheets of Hispanic Broadcasting Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income and comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedule, which report appears in the December 31, 2002 annual report on Form 10-K of Hispanic Broadcasting Corporation. Our report on the consolidated financial statements refers to the adoption of the provisions of Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets.

Dallas, Texas
March 31, 2003

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Independent Auditors' Consent